EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Advantest Corporation Incentive Stock Option Plan 2006 of our report dated June 23, 2006, with respect to the consolidated financial statements of Advantest Corporation included in its Annual Report (Form 20-F) for the year ended March 31, 2006, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG SHINNIHON

Tokyo, Japan
March 14, 2007